============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of
                    the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 5 , 2000
                                                   -----------------
                     Mechanical Technology Incorporated
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

                                 New York
       --------------------------------------------------------------
       (State or other jurisdiction of incorporation or organization)

         0-6890                                      14-1462255
 ------------------------              ----------------------------------
 (Commission File Number)             (I.R.S. Employer Identification No.)

30 South Pearl Street, Albany, New York                        12207
--------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code   (518) 433-2170
                                                   ------------------
============================================================================
Item 5.   Other Events.

Below is a press release issued by Mechanical Technology, Inc. on June 1, 2000, announcing its $6 million investment in Beacon Power Corporation for approximately 8% of Beacon's outstanding shares.


FOR IMMEDIATE RELEASE                  FOR:  Mechanical Technology, Inc.
_____________________
                                       CONTACT:  Judith A. Barnes
                                       Vice President/Chief Marketing Officer
                                       Mechanical Technology, Inc.
                                       Telephone  (518)433-2170

                     MECHANICAL TECHNOLOGY, INC. ANNOUNCES
                    LATEST INVESTMENT IN NEW ENERGY COMPANY

(Albany, N.Y., June 1, 2000)   Mechanical Technology, Inc. (NASDAQ: MKTY)
announced today that it had invested $6 million in Beacon Power Corporation in exchange for approximately 8% of Beacon's outstanding securities.

George C. McNamee, Chairman of Mechanical Technology, stated, "We have been called `the power behind new energy,' and our investment with Beacon is yet another example of our commitment to helping develop new energy technologies and companies."

Beacon is involved in the design and development of a flywheel energy storage system to provide uninterruptible power and power quality management. Beacon was founded by SatCon Technology Corporation (NASDAQ: SATC), which manufactures and sells power and energy management products, and which will continue to be a significant shareholder.

David Eisenhaure, SatCon's President and Chief Executive Officer, says, "We believe that the support of such an impressive list of investors validates our vision that Beacon's flywheel energy storage systems can be an environmentally friendly alternative to batteries."

The $6 million investment by Mechanical Technology was matched by $6 million each from GE Capital and Perseus Capital. In addition, the Beacon Group invested $4.5 million and DQE Enterprises, Penske, and the Micro-Generation Fund each invested $2.0 million. The total equity amount of $28.5 million will be used to fund early stage production and commercialization of Beacon's flywheel energy storage system.

McNamee stated, "We see our role as helping to support the development of new energy companies in a variety of ways. Our goal is to solidify our reputation as a leader in the field with a carefully planned diversification of our interests and holdings."

As part of its strategy of investing in and incubating new energy companies, Mechanical Technology entered into a strategic alliance with SatCon in 1999, and in 1997 entered into a joint venture with DTE Energy (NYSE: DTE) to create Plug Power, Inc. (NASDAQ: PLUG), a leader in the U.S. fuel cell industry. In addition, Mechanical Technology is the sole shareholder of MTI Instruments, a manufacturer in the field of precision diagnostic and sensing instruments.

                                     ###

Statements made in this document that are not historical facts or which apply prospectively are forward-looking statements that involve risks and uncertainties. It is important to note that the Company's actual circumstances could differ materially from those implied by such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the 10-K and 10-Q. Copies of those filings are available from the Company and the SEC.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MECHANICAL TECHNOLOGY INCORPORATED

Date:    June 5, 2000               By:   /s/ Cynthia A. Scheuer
     --------------------              ------------------------------
                                       Cynthia A. Scheuer
                                       Vice President/Chief Financial Officer